Exhibit 99.1

Covidien Announces Senior Notes Offering and Redemption of 5.450% Senior Notes Due October 2012

DUBLIN – May 22, 2012 – Covidien plc (NYSE: COV) today announced that its wholly-owned subsidiary, Covidien International Finance S.A. (CIFSA), launched an underwritten offering of senior notes (the “Notes”). These notes will be fully and unconditionally guaranteed on a senior unsecured basis by Covidien plc and its subsidiary, Covidien Ltd. CIFSA intends to use the proceeds from the offering to finance the redemption of all of its outstanding 5.450% senior notes due October 2012 and for general corporate purposes.

On May 22, 2012, CIFSA called for redemption all of its outstanding 5.450% senior notes due October 2012 (the “Maturing Notes”), which were issued pursuant to an Indenture dated as of October 22, 2007, as supplemented and amended from time to time (the “Indenture”), among CIFSA, as issuer, Covidien plc and Covidien Ltd., as guarantors, and Deutsche Bank Trust Company Americas, as trustee.

The Maturing Notes are expected to be redeemed on June 21, 2012 (the “Redemption Date”) at a redemption price equal to the greater of (i) 100% of the principal amount of the Maturing Notes to be redeemed, and (ii) as determined by the Quotation Agent (as defined in the Indenture), the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the Redemption Date (excluding the portion of interest that will be accrued and unpaid to and including the Redemption Date) discounted from their scheduled date of payment to the Redemption Date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury (as defined in the Indenture) plus 20 basis points. Holders of the Maturing Notes subject to redemption also will receive accrued and unpaid interest on the Maturing Notes up to, but not including, the Redemption Date.

A notice of redemption is being mailed by Deutsche Bank Trust Company Americas, as trustee for the Maturing Notes, to all registered holders. Copies of the notice of redemption and additional information relating to the procedure for redemption may be obtained from Deutsche Bank Trust Company Americas by calling 1-800-735-7777.

BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as joint book-running managers for the offering. CIFSA, Covidien plc and Covidien Ltd. have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents that have been filed with the SEC for more complete information about CIFSA, Covidien plc and Covidien Ltd. and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the prospectus relating to the offering may be obtained by calling BNP Paribas Securities Corp. toll free at 1-800-854-5674, Citigroup Global Markets Inc. toll free at 1-877-858-5407 or Deutsche Bank Securities Inc. toll free at 1-800-503-4611.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Covidien actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations and the Foreign Corrupt Practices Act, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates and environmental remediation costs. These and other factors are identified and described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and in subsequent filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien

Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Todd Carpenter
Vice President	Director
Public Relations	Investor Relations
508-452-4372	508-452-4363
bruce.farmer@covidien.com	todd.carpenter@covidien.com

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